EXTENSION OF PROMISSORY NOTE MATURITY DATE

         This Extension of Promissory Note Maturity Date (this "Extension") is made effective as of December 22, 1998, and is among Ahab of the Ozarks,. Inc., a Missouri corporation ("Ahab"), CRC of Branson, Inc., a Missouri corporation ("CRCB"), and Casino Resource Corporation, a Minnesota corporation ("CRC").

                                    RECITALS

         A. CRCB executed a Promissory Note dated March 24, 1994, in the stated principal amount of $8, 000, 000 (the "Note)') , payable to the order of Ahab.

         B. CRC guaranteed all obligations of CRCB under the Note pursuant to a Guaranty Agreement dated March 24, 1994 (the "Guaranty").

         C. The original maturity date of the Note is April 1, 1999 and CRCB and CRC have requested that the maturity date of the Note be extended and that the principal balance of the Note be discounted in the event that CRCB and CRC retire the indebtedness under the note prior to a specified date.

         D. Ahab is willing to extend the Note and to agree to a discount in the outstanding principal balance of the Note subject to the terms and conditions set forth herein.

                                      TERMS

         Now, therefore, in consideration of the payment of Five Thousand and No/100 Dollars ($5,000.00) to Ahab to offset certain expenses incurred by Ahab in connection with this matter, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Ahab hereby extends the maturity date of the Note from April 1, 1999 to October 1, 1999.

         2. CRCB and CRC hereby reaffirm the Note and the Guaranty, acknowledge and agree that the outstanding principal balance of the Note as of the date hereof is Seven Million One Hundred Seventy-Four Thousand Two Hundred Twenty-Four and 02/100 Dollars ($7,174,224.02) (plus accrued interest since December 1, 1998) and acknowledge, that there exist no claims, defenses, offsets or recoupments which CRCB or CRC could assert which could reduce said outstanding principal balance.

         3. Ahab further agrees that it will accept as payment in full of the Note, an amount equal to the then outstanding principal balance of the Note, less a Three Hundred Thousand and No/100 Dollars ($300,000.00) discount, plus all accrued interest and other charges due under the Note (collectively, the "Payoff Amount") , provided that: (a) CRCB and/or CRC pay to Ahab the Payoff Amount in immediately available funds on or before May 31, 1999 by wire transfer, (b ) between now and the date on which the Payoff Amount is received by Ahab, CRC must; remain current in all payments of principal and interest due under the Note; and (ii) not be in default of any of its obligations under the Note, the Deed of Trust with Security Agreement dated March

24, 1994 (the "Deed of Trust") , the Assignment of Rents and Lease dated March 24, 1994 (the "Assignment of Rentals") , and the Security Agreement dated March. 24, 1994 (the "Security Agreement"); (c) any expenses incurred by Ahab in connection with the prepayment, including, without limitation, the costs associated with the preparation and filing of releases, will be paid by CRCB and/or CRC and (d) if the Payoff Amount is not received by the close of business on May 31, 1999, this prepayment option will be void and of no further effect.

         4. The parties agree that all references in the Deed of Trust, Assignment of Rents and Security Agreement to the Note shall be deemed to be references to the Note as modified herein. The Deed of Trust, Assignment of Rents and Security Agreement shall otherwise remain unmodified and in full force and effect.

         5. No provisions of the Note or the Guaranty, not expressly modified and amended hereby, shall be affected by this Extension and the Note and Guaranty shall remain in full force and effect.

         6. This Extension may be executed in any number of counterparts, all of which together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties have executed this Extension as of the day and year first above written.


AHAB OF THE OZARKS, INC.                    CASINO RESOURCE CORPORATION


By:____________________________             By:______________________________
         Harold R. Ragsdale,                   John J. Pilger
         p/k/a Ray Stevens


Title:   President                          Title:___________________________

                                            CRC OF BRANSON, INC.


                                            By:______________________________
                                               John J. Pilger

                                            Title:___________________________